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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF ALLOY, INC.


                                  EXHIBIT 21.1
                                  SUBSIDIARIES
                             AS OF JANUARY 31, 2002

1.  17th Street Productions Acquisition Corp.

2.  17th Street Productions, Inc.

3.  Alloy Entertainment, Inc.

4.  Phase Three Holdings, Inc.

5.  Phase Three, Inc. d/b/a CCS, Inc.

6.  Triple Dot Communications, Inc.

7.  Strength Publishing, Inc.

8.  Private Colleges and Universities, Inc.

9.  AVH, Inc.

10. Dan's Competition, Inc.

11. eStudentLoan, Inc.

12. Target Marketing & Promotions, Inc.

13. Cass Communications, Inc.

14. 360 Youth, Inc.

15. On Premises Solutions, Inc.

16. The Staffing Authority, Inc.